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Global Town Hall Presentation Slide 1: It’s Tech a Data Big Day    at November 13,2019

EXCITING NEWS “Tech Data to Be Acquired by Funds Managed by Affiliates of Apollo Global Management”

Slide 3: The Highlights 4Apollo is one of the world’s leading global alternative investment managers 4Transaction valued at $5.4 billion 4Apollo enthusiastically supports our strategy and believes in our capabilities and skills 4Deal expected to close in the first half of Calendar Year 2020 4Upon closing, Tech Data will become a private company 3 Slide 4: What Will Stay the Same for Tech Data Headquarters will remain Strategy and business priorities in Clearwater, FL remain the same Continue to be led by Rich Hume as We expect to continue to operate CEO and members of the CEO in the same manner as today Brand, purpose, vision, mission, No impact to the way we do business with strategy and values remain the same customers and vendor partners BUSINESS AS USUAL 4

Slide 5: Tech Data: A Record of Success... $37B 125K+ 14K+ in Sales for FY2019 customers colleagues #88 150K+ 1,000+ on FORTUNE 500 IT products in portfolio vendors 100+ 40+ 10 yrs countries served countries with operations as one of FORTUNE’s “World’s Most Admired Companies” 5 Slide 6: … Our And    a New Owner to Help Continue 6 Momentum

Slide 7: … Our And    a New Owner to Help Continue 7 Momentum Slide 8: Why Tech Data? Our Team Capabilities Global Infrastructure Growth Platform

Slide 9: Our Global Strategy: Delivering Higher Value INVEST STRENGTHEN in next-generation technologies UES COLLEAG b Our most-valuable TRANSFORM Tech-Data digitally OPTIMIZE our global footprint 9 Slide 10: Why Is This the Right Move Colleagues Channel Shareholder • Apollo values • Flexibility to make long-term • $130 per share: immediate, workplace culture investments that will accelerate significant, certain cash value our strategy • Apollo believes in • 24.5% premium to 30-day our shared values • Ability to expand our volume weighted average end-to-end solutions portfolio price as of October 15th • Proven track record of and                strengthen helping tech companies our value proposition grow and thrive • Strengthen and grow our • Positions us for accelerated partner relationships growth and success 10

Slide 11: What Is the Timeline? Meeting Special Announcement Regulatory Transaction Approvals Close Estimated 1H CY 2020 11 Slide 12: In Closing Exciting, positive step for our company and colleagues Let’s stay focused on “Delivering Higher You are a key driver of our future Business as usual 12

Slide 13: “Through this investment, we are committed to expanding Tech Data’s position as a trusted partner to the world’s leading technology vendors while providing best-in-class customer service. As a private company with our sponsorship and a strong balance sheet, Tech Data will have significant financial and strategic flexibility to drive growth going forward.” Matt Nord, Co-lead Partner of Apollo Private Equity 13 Slide 14: “We have tremendous respect for Tech Data’s talented management and colleagues around the globe and commend their success in establishing Tech Data as a leader at the center of the IT ecosystem. We are excited to work with the Tech Data team and continuing to invest in the company’s people and end-to- end portfolio.” Robert Kalsow-Ramos of Apollo Private 14

Slide Questions? Slide 16: Forward-Looking This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933,    as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Tech Data’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Tech Data is unable to predict or control, that may cause Tech Data’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed merger include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of Tech Data’s shareholders to approve the proposed merger or the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; and the risks,    uncertainties, and other factors detailed from time to time in Tech Data’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished with the Securities and Exchange Commission (the    “SEC”). Many of these factors are beyond Tech Data’s control. Tech Data cautions investors that any forward-looking statements made by Tech Data are not guarantees of future performance. Tech Data disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or    developments. 16

Slide 17: Additional Legal Additional Information and Where to Find It Tech Data will file with the SEC and mail to its shareholders a proxy statement in connection with the proposed merger. Tech Data urges its shareholders to read the proxy statement when it becomes available because it will contain important information regarding the proposed merger. You may obtain a free copy of the proxy statement (when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. You also may obtain the proxy statement (when available) and other documents filed by Tech Data a with the SEC relating to the proposed merger for free by accessing Tech Data’s website at www.techdata.com via the “SEC Filings” page, by clicking on the link for “About”, and then clicking on the link for “Investor Relations” and selecting “Financials”. Participants in the Solicitation Tech Data and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Tech Data’s shareholders in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed merger will be included in the proxy statement when it is filed with the SEC. You may find                additional information about Tech Data’s directors and executive officers in Tech Data’s proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 25, 2019. You can obtain free copies of these documents from Tech Data using the contact information    above. No Offer or Solicitation This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as    amended. 17

Town Hall Teaser Video Transcript

[0:03]	It’s a really big day at Tech Data.

[0:05]	Today we announced that Tech Data has entered into an agreement to be acquired by Apollo Global Management.

[0:11]	This is really exciting news.

[0:13]	To talk more about this announcement in greater detail, we’ll be holding our very first global Town Hall meeting later today.

[0:22]	Watch for the invitation coming to your inbox shortly...

[0:25]	And for those of you who can’t make it? No problem. The meeting will be recorded so you can view it at your convenience.

[0:32]	I am incredibly proud of what we have accomplished together and look forward to taking the next step on this very exciting journey.

Town Hall Meeting – Full Transcript

SLIDE #1

[MUSIC]

•

Before we start, we just have to make some disclaimers. This discussion will include forward-looking statements that are subject to the risks and uncertainties that could cause actual results to differ materially and additional information regarding these factors is discussed under the forward-looking statement section in the press release we issued on November 13, 2019. We also urge you to read the proxy statement that will be filed by Tech Data when it becomes available because it will contain important information including terms and conditions of the merger agreement.

•	Attention Tech Data colleagues. Thank you for joining us, it’s a big day at Tech Data. Please welcome our CEO Rich Hume!

•	RICH: Good morning, how is everybody today? It truly is a big big day at Tech Data! I will have to tell you it is a day of firsts! First of all, it’s the first cold day in Clearwater, how about that?

[CHEERS & APPLAUSE]

Second, this is the first time in Tech Data history that we are globally streaming across the world to all 14,000 colleagues all at once.

[CHEERS & APPLAUSE]

SLIDE #2

But most importantly, it is the first opportunity I have to speak to you about the big news of this morning so let me give you a little bit of context as to why I didn’t speak to you before this. Our chief legal counsel over here closed this deal at 4:36 AM. The press release went out at 6:00 AM so I know that it’s a bit of a disturbance to your agenda for the day but certainly we couldn’t get together before that and given the sensitivity of the activities, we couldn’t schedule meetings. I apologize for any schedule changes that you may have had to incur this morning. So Tech Data is going to be acquired by Apollo Global Management. They have stated their intent to acquire Tech Data. First, I would like to give you some details surrounding what all this means and then give you some perspective as to the deal itself. And then the third piece, and most important piece, is to open it for Q&A at the end to try to answer any questions that are on your mind.

SLIDE #3

So here are some of the highlights. First, Apollo is one of the world’s leading global private equity firms in the world. They are the top of the top tier of private equity firms. Second, the transaction is valued at $5.4 billion. So I want to give you perspective on what this $5.4 billion really means relative to our evolution and history.

You may recall just a little over three years ago, we assembled like this and had an announcement that we had stated our intent to acquire the Avnet TS business. Prior to that statement, the Tech Data value of the company was about $2.7 billion. So in three short years, we’ve gone from $2.7 billion to $5.4 billion. Do you know what that is a testament to? All of you. They care for all of you involved in Tech Data.

[APPLAUSE]

Congratulations for helping to build the leading IT distribution company in the world. Now the transaction is expected to close in the first half of 2020. You say hey Rich, can you be a little more precise? But the reality is we don’t have control over the timelines of the regulatory process. Remember this morning a signing of the deal took place with the intent to close but we have to clear all the regulatory processes and they typically take 3 to 5 months. It’s not certain as to what those timelines are specifically and that’s why we make the statement, “The first half of next year.” Upon closing, we will become a private company. What does it mean that we will become a private company? Well today, we have the opportunity to go around the web and look at the stock ticker and see Tech Data and we see a value for Tech Data. In the future since we are a private company, we will be owned by one investor as opposed to thousands of investors. So therefore, we have the benefits of being a private company and that we won’t have to focused on 90 day periods in making decisions based on 90 day periods, but rather have the opportunity to make sure we stay in line with what we want to accomplish strategically and have the assets and capabilities of one very large investor to help us with our journey moving forward.

SLIDE #4

Another most important thing on everyone’s mind including myself is what does this mean to me? So, I wanted to make sure that I hit that right up front to try to make sure there was clarity. First, our headquarters will remain in Clearwater and our global footprint will remain the same as well. You know, when you think about when a company is acquired, many times they are acquired by another company and put together. And there are decisions made as to should the headquarters be here or there? Of the decisions that need to be made. In this circumstance, we are being acquired by a portfolio company. We are not being pushed together with another company. So, we continue to stand alone as Tech Data within the Apollo portfolio looking into the future.

Second, the management team you know today will continue to be the management team that will be on the ground moving forward.

Third and really, really important to myself and I’m sure to you as well is Apollo absolutely sees the value in their portfolio companies maintaining their cultures and their values. So, things which are really important to us like our community and community service are completely supported by our new potential owner. In addition to that, our values which are important to us: diversity and inclusion as well as collaboration as well as integrity. All of those things are maintained and are held intact.

We have spent the better part of four weeks in very, very deep and detailed discussions with Apollo in what is called the due diligence process. I can assure you that their intentions are to allow us to maintain our business priorities and our strategy. They embrace it. They believe it’s the right one. Therefore, as we look forward, we expect we will operate as we always have operated. Therefore, from my point of view, there really isn’t going to be a business impact to our primary stakeholders, our vendors, customers, and Tech Data colleagues. So, the big overlying theme of this is that it is business as usual as we move forward.

SLIDE #5

What did Apollo find to be attractive about Tech Data? You have to realize that as an investment portfolio company that they are, they have the ability to engage with anyone to see if there is an arrangement that would be acceptable to all of the stakeholders as you move forward. So therefore, they could have engaged and acquired any of our competitors. But what they really like about Tech Data is our history of success. The fact that we have gone from nothing two $37 billion over a 45-year history, the fact that we have the most comprehensive offerings portfolio in our industry, the fact that we have a wide and broad and very diverse customer base globally, the fact that we are represented in 100+ countries. But the thing that they know make all of this come together is the 14,000 colleagues at Tech Data that have made this company continuously successful over its entire history. So, I want to personally thank all of you for all of your contributions that brought us to this moment. That there is an acknowledgment across the industry and the world that Tech Data is the selected IT distribution partner for Apollo Management Group moving forward.

SLIDE #6

Little bit about Apollo. And back to the type of companies that they own. You can see that it is a very diverse portfolio. I’ve already received the question, “will we get discounts on Norwegian Cruise lines?”

[LAUGHTER]

I will take that on my to-do list to find out later today! But you can see it’s a very broad and diverse portfolio. I made this point earlier that each of these companies are standalone. They don’t try to push these company’s together but there’s an expectation that we meet a set of objectives. Remember the front chart where it says this transaction is valued at $5.4 billion? To give you a view of the size and breadth of Apollo, they have over $320 billion worth of assets under management. $320 billion! We are $5 billion within that very large portfolio. So that should tell you that the investor that potentially is going to acquire Tech Data or established their intent has a lot of resources. They are very willing to put those resources to work with those who present good business plans and business opportunities moving forward.

SLIDE #7

Their newest up there in the left corner, Tech Data. Let’s hear it!

[CHEERS & APPLAUSE]

SLIDE #8

You know, when I had the opportunity to meet with them on multiple occasions and talk to them about what is it that they really found attractive about Tech Data other than what I had talked about earlier, it is these four things. And they really view Tech Data as a platform to drive growth with the right level investment moving forward. So, from zero to $37 billion in a 45-year history, I am certain that they are really anxious to engage with us to keep that going.

I’ve talked a lot about our team and our capabilities but they also find very attractive our global infrastructure. And actually, I know that all of us have instances where we think our SAP systems or our StreamOne platform. But we need to recognize that they are really the best assets within our industry and they really have the opportunity to accelerate with the right set of investments moving forward. So they clearly see Tech Data as a platform of growth within the IT distribution industry as we move into the future.

SLIDE #9

They are very focused on supporting our strategy. And for all of you who know my passion around strategy, I always take the opportunity to remind every Tech Data colleague about our four pillars: investing in next-generation technologies, cloud security, analytics, and services. Remember those four things. Our ability to further strengthen our portfolio by offerings significantly more offerings within our StreamOne platform by producing technology-as-a-service offerings within our PC ecosystem and endpoint business, our ability to transform digitally, really improving our customer experience through the programs put in place previously around the next generation of StreamOne, EOS within the Americas, Athena within Europe, and the list goes on as it relates to our work on providing an excellent customer experience through digital transformation.

And lastly, continuing to optimize our global footprint which is the broadest global footprint with opportunities to build much more capability out as we move into the future.

SLIDE #10

So, a good list of opportunities which exist and why this is the right move moving forward, we talked about our colleagues but our partners also have a great value proposition in front of them as it relates to the future of Tech Data. Namely around investments or potential investments that will accelerate our growth even further than what we’ve been able to do to date, and it will further allow us through more capability to strengthen those relationships and continue to show our customers and vendors that we are the number one IT distributor in the world bar none!

[CHEERS & APPLAUSE]

And then obviously the constituency that has given us the right to build this business is our shareholders. And our shareholders were rewarded for their long journey in helping us to build this company and making the investments in this company by getting approximately 25 percent premium over the previous stock price prior to this deal being leaked in the market. So again, when we take a look at all of our stakeholders, there’s goodness in this opportunity for each and every one of them.

SLIDE #11

So little bit about the timeline. We are at Announcement which is today. There are a couple of major activities that need to take place. We talked about the regulatory timelines but in addition to that, all of the shareholders of Tech Data will evaluate this proposal and there will be a shareholder meeting where there will be a vote to support the deal as we move forward. And then after those activities take place, we will have our close and we will move forward. Again, I cannot stress enough that it is business as usual through that entire timeline and even beyond that timeline, I’m here to tell you that it will be business as usual moving forward here at Tech Data.

SLIDE #12

This is a hugely exciting time for us. The history of this company is second to none within the market we support. Our new potential investor in Apollo Management Group absolutely sees the value in our company and recognizes that the primary value in our company is our people. We need to stay focused. We need to show our new prospective owner that we know how to execute and continue to execute in a great way by making 4Q a very very big success. I cannot stress enough in a new relationship how important it is to get off to a great start. So, if there are a couple of asks that I have for each of our Tech Data colleagues, it would be as follows. Number one, business as usual. Number two, that’s execute like we always have in the past and demonstrate to our new prospective owner that we will continue with the same energy and execution focus that we have always had. Number three, let’s have fun and enjoy our journey as we move through and continue to drive success within our industry, and continue to make our customers and vendors better.

SLIDE #13 & 14

Just wanted to share a couple of quotes with you to share the sentiment from one of the senior partners at Apollo as it relates to what they see from Tech Data. You can see right in the first quote, “The talented management team and all of the colleagues around the globe that have driven incredible success within the IT ecosystem.” And then again, the fact that we have built incredible business with an incredible portfolio of customers and offerings to go and serve the IT market and continue to be that really important vital link between vendors and business partners. I cannot tell you how proud I am to be a Tech Data colleague and I cannot tell you how proud I am of every one of you for the business that you have built. This is an acknowledgment of every Tech Data colleagues current and in the history of our company. It is an unbelievable endorsement that we are the number one IT solutions aggregator in the world. So, thank you. I’m sure you’re going to have a lot of questions as we move forward. We are going to open it up for Q&A right now and after that, there’s going to be plenty of management Q&A that will be dispersed through the system today. You know I’m around here, I’m always accessible as well as the other CEO staff, we are in the cafeteria or in the hallway and would be happy to try to answer any questions you might have related to this or related to you in particular in this deal.

SLIDE #15

So, let’s go and open it up for Q&A. I’ve got this Nerf speaker that we are going to pass around. The only instruction is you have to hold it close for your voice to be heard. Whose first?

[LAUGHTER]

•	JOHN: I’m first.

•	RICH: John!

•	JOHN: Hey Rich, is there a period of time when there may be other organizations that can express interest in taking a position? Can you talk a little bit about that?

•

RICH: Yes, so part of the regular trade environment is once we have someone with an intent to acquire Tech Data which is Apollo Global Management, we put the equivalent of a for-sale sign on the house. If there are other parties that are interested in Tech Data, they have the opportunity to engage with us and then if they have interest in the asset, to make an offer. If that offer is better than the one that currently exists, then there is a consideration that goes along with that. And I just want to stress that is not unique but an industry practice in the way that regulation requires us to move forward. Good question, thank you John. Anybody else for the mic? Steve, anybody online?

•	Rich, what changes after we become a private company?

•

RICH: Number one is we will no longer be a publicly listed stock. Number two is the investment thesis or approach will be to really kind of focus on the long-term perhaps with a little less emphasis on the quarterly requirements. And Number three is typically private companies have more agility than public companies because there is less requirement to explain to thousands of investors what we are doing with the company as opposed to a singular investor. More questions, come on! I’m happy to answer anything. We need to make sure you are getting your questions answered.

•	Rich, if we own stock, when and how do we get paid? [LAUGHTER]

•

RICH: Ahhh! You know, I asked myself that exact question just this morning. First, the deal needs to get to closure. Remember that first half of the year. But when the deal gets to closure, there will be a service which is engaged upon that will make sure you get paid for whatever shares you have. And for those of you who hold shares, you will be paid $130 per share as your shares are purchased back by Apollo Management Group. More questions. Here we go.

•	What about the shares that are used for our 401(k) match? It’s not really Tech Data stock. It’s Tech Data blended stock?

•	RICH: Yeah I think what happens within the 401(k) is those shares are purchased and then the cash is freed up and that cash can be used to be reinvested in other 401(k) opportunities.

•	Rich, will there be any changes to our compensation or benefits plan?

•

RICH: This is a really important question on what it means to us or me. The question is will there be any changes to our compensation and benefit plans? The very quick answer to that is no. Your compensation will continue the way it has and your benefit plans will continue the way they had for the period of FY 20 or FY 21. I will tell you in my dialogues with Apollo, they really don’t engage and try to pull or push their companies to specific programs. So, for all intents and purposes, for the foreseeable future you should presume that your compensation and benefits will stay largely the same. Anything else? One more from Steve! The global audience is more active than the local audience here!

•	Rich, does this change any of our vendor or contractor relationships?

•

RICH: The question is will this change any of our customer or vendor contract relationships. The short answer to that is absolutely not. We will maintain the contracts we have had and will continue with those contracts moving into the future. By the way, another obvious question is will we remain Tech Data? And the answer based on what you saw on the Apollo Portfolio, we will remain Tech Data as we move into the future. Any other questions?

•	Is going into a private company, will there be any outlook on another IPO in the future?

•

RICH: The question is as we are going to a private company, will there be another IPO in the future meaning Tech Data potentially going public. So, to be very transparent and clear, we are uncertain as to what Apollo’s specific plans are but typically what happens is private equity firms work to build a bigger, better business overall. And then through time, they potentially take those companies back into the public market. So, the answer is that it’s a real possibility and that is the tradition of private equity.

Okay?

I would like to thank everybody for your time. I hope you are as excited as I am about this opportunity. I’d like to thank you for the great company that you built over time and I wish you a very good day. Thank you very much!

[CHEERS & APPLAUSE]

[MUSIC]

FORWARD-LOOKING STATEMENTS

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Tech Data’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Tech Data is unable to predict or control, that may cause Tech Data’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed merger include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of Tech Data’s shareholders to approve the proposed merger or the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; and the risks, uncertainties, and other factors detailed from time to time in Tech Data’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed or furnished with the Securities and Exchange Commission (the “SEC”).

Many of these factors are beyond Tech Data’s control. Tech Data cautions investors that any forward-looking statements made by Tech Data are not guarantees of future performance. Tech Data disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Tech Data will file with the SEC and mail to its shareholders a proxy statement in connection with the proposed merger. Tech Data urges its shareholders to read the proxy statement when it becomes available because it will contain important information regarding the proposed merger. You may obtain a free copy of the proxy statement (when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. You also may obtain the proxy statement (when available) and other documents filed by Tech Data with the SEC relating to the proposed merger for free by accessing Tech Data’s website at www.techdata.com via the “SEC Filings” page, by clicking on the link for “About”, and then clicking on the link for “Investor Relations” and selecting “Financials”.

PARTICIPANTS IN THE SOLICITATION

Tech Data and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Tech Data’s shareholders in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed merger will be included in the proxy statement when it is filed with the SEC. You may find additional information about Tech Data’s directors and executive officers in Tech Data’s proxy statement for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 25, 2019. You can obtain free copies of these documents from Tech Data using the contact information above.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.